MediaOne Group, Inc.
Consolidated Revenues and Operating Cash Flow Highlights- As Reported
(Unaudited)

                            Three                        Six
                         Months Ended                Months Ended
                           June 30,                   June 30,
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

Dollars in millions      1999    1998   Percent     1999      1998   Percent
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Consolidated Revenues
 MediaOne              $  665  $  607     9.6%    $ 1,319   $ 1,226    7.6%
 International              -       6  (100.0)          7        11  (36.4)
 Corporate & other         (3)      8  (137.5)          1        15  (93.3)
                       ---------------            ------------------
Current Operations        662     621     6.6%      1,327     1,252    6.0%
 Domestic wireless          -      20     N/M           -       361    N/M
                       ---------------            ------------------
Total                  $  662  $  641     N/M     $ 1,327   $ 1,613    N/M
                       ===============            ==================

Consolidated Operating
Cash Flow (1)
 MediaOne              $  248  $  239     3.8%    $   489   $   479    2.1%
 International              -      (1)  100.0           -        (3) 100.0
 Corporate & other        (30)    (43)   30.2         (60)      (71)  15.5
                       ----------------           ------------------
Current Operations        218     195    11.8%        429       405    5.9%
 Domestic wireless          -      10     N/M           -       148    N/M
                       ---------------            ------------------
Total                  $  218  $  205     N/M     $   429   $   553    N/M
                       ===============            ==================
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(1) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
N/M-Not meaningful due to the sale of the domestic wireless
    businesses.
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